  Exhibit 10.52

CONSENT TO JUDGMENT AND SETTLEMENT AGREEMENT

This Agreement is entered into this 7TH day of December, 2016, by and between **WILLIAM C. ROWELL FAMILY LIMITED PARTNERSHIP** (hereinafter "**Owner**") and **EVERGREEN GARDEN CENTER, LLC AKA GROWLIFE HYDROPONICS** (hereinafter "**Evergreen**").

WHEREAS, Owner is the owner of property situated at 301 Forest Avenue, Portland, Maine (hereinafter the "**Property**");

WHEREAS, Evergreen is a tenant of the Property by Lease dated March 8, 2013 (hereinafter the "**Lease**");

WHEREAS, Owner and Evergreen (collectively the "**Parties**") wish to enter into this Agreement in order to avoid a Forcible Entry and Detainer action, resolve all issues relating to the Property and any items of personal property at the Property, and other claims between them;

WHEREAS, Evergreen enters into this Agreement not only in its individual capacity, but on behalf of any individual, entity, business, or any other person that may claim any interest in the Property through Evergreen, in order to resolve all issues relating to the Property and the activity at the Property, including the items of personal property at the Property;

NOW, THEREFORE, in consideration of the recitals above and the mutual promises herein, the Parties agree as follows:

1. Evergreen and All Other Occupants, and any individual, entity, business, or any other person that may claim through it, does hereby consent to the entry of Judgment for Forcible Entry and Detainer, and does further agree that the Writ of Possession on said judgment shall issue in in the event of any default of any terms under this Agreement or the Lease. The Parties agree that in order to obtain the Writ of Possession, a copy of this Agreement can be submitted to the Court as a consent to judgment.

2. Evergreen and All Other Occupants, and any individual, entity, business, or any other person that may claim through it, agrees as follows:

   a. As of November 30, 2016, there is due and owing to Owner the amount of $70,012.50 in past due rent as set forth on the attached **Exhibit A**.

   b. Monthly rent is currently $4,667.50.

   c. On May 2, 2017, monthly rent will be $5,373.24, as set forth in the Lease.

   d. The Lease is renewed as of May 1, 2017 for a term of three (3) years.

e. Evergreen shall pay to Owner at the time of execution of this Agreement the amount of $9,335.00.

f. Evergreen shall pay to Owner current monthly rent by the second day of each month starting with the December 2, 2016 payment, and shall make an additional payment of $4,667.50 on or before the 17th of each month to be applied to the past due rent, fees and costs including attorney fees for this matter, until those amounts are paid in full.

f. Evergreen shall comply with all other terms of the Lease.

3. Evergreen and All Other Occupants, and any individual, entity, business, or any other person that may claim through it, does hereby agree that, in the event that the conditions in Paragraph 2 above are not met and not cured within 15 days without obligation of notice by Owner, Owner may immediately, without further notice, file this Agreement with the Court as a Consented-to Judgment, obtain a Writ of Possession, and seek to enforce said Writ of Possession and cause to be removed from the Property any occupant or items of personal property without further notice. This provision shall not supersede any rights Owner has to take possession of the property without court action as provided by law or in the Lease.

4. Evergreen and All Other Occupants, and any individual, entity, business, or any other person that may claim through it, in the event that Evergreen is evicted as set forth in Paragraph 3 or otherwise vacates the Property and any items of personal property remain at the Property, agrees that said personal property shall be considered abandoned and the personal property of the Owner, and does hereby waive any rights under Title 14, Section 6013 or any other statute governing abandoned property, including any rights to notice regarding said personal property, and does further agree that Owner may sell, give, or otherwise dispose of any of said personal property without notice and at its complete and total discretion.

5. Evergreen and All Other Occupants, and any individual, entity, business, or any other person that may claim through it, does hereby release, indemnify, and hold harmless Owner and Owner's successors, assigns, officers, owners or agents (for this Paragraph together referred to as **"Owner"**) from any and all claims, damages, loss, disputes, or other controversies, including claims, damages, loss, disputes, or other controversies arising out of or based on the negligence of Owner, whether known or unknown, including claims damages, loss, disputes, or other controversies relating to the Lease or the Property, any items of personal property at the Property and any damages or injuries caused thereby, and any other matter relating to this Agreement and the promises or activities contemplated hereunder.

6. If Evergreen complies with the terms of this Agreement and the Lease for twenty four (24) months, the Consented-to Judgment will be terminated, but the Release contained in this Agreement shall remain effective.

WHEREFORE, the Parties by their signatures below have executed this Agreement and agree to its terms as of the date first written above.

EVERGREEN GARDEN CENTER, LLC
AKA GROWLIFE HYDROPONICS

Marc Scott
WITNESS

By: Marco Hegyi
Its: CEO

WITNESS

WILLIAM C. ROWELL FAMILY LIMITED PARTNERSHIP

By: Peggy Kearney
Its: Managing Partner

William C. Rowell Family Limited Partnership
Deposit Detail
January 1, 2015 through November 12, 2016

	Type	Date	Name	Account	Amount	Allocated to Month
Evergreen Rents						
January 2015-November 2016						
Summary			Unpaid as of 11.12.2016			
			September 2015	$4,667.50		
			October 2015	4,667.50		
			November 2015	4,667.50		
			December 2015	4,667.50		
			January 2016	4,667.50		
			February 2016	4,667.50		
			March 2016	4,667.50		
			April 2016	4,667.50		
			May 2016	4,667.50		
			June 2016	4,667.50		
			July 2016	4,667.50		
			August 2016	4,667.50		
			September 2016	4,667.50		
			October 2016	4,667.50		
			November 2016	4,667.50		
			Total Unpaid	$70,012.50		

EXHIBIT
A